UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2017
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on November 24, 2017, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) re-elected incumbent nonmember independent directors John F. Luikart and John T. Wasley to new terms on the Bank's board. In addition, the participating California members of the Bank elected Marangal (Marito) Domingo, Chief Investment Officer and Chief Credit Officer, First Technology Federal Credit Union, Mountain View, California and Joan C. Opp, President and Chief Executive Officer, Stanford Federal Credit Union, Palo Alto, California to new terms as California member directors on the Bank's board. Each of these positions has a four-year term beginning January 1, 2018, and ending December 31, 2021. The Bank's board usually appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2017 director elections were conducted online and by mail. No in-person meeting of the members was held. With respect to the at-large election concluded on November 24, 2017, two candidates, incumbent nonmember independent directors John F. Luikart, President, Bethany Advisors, LLC, San Francisco, California, and John T. Wasley, Consultant, Spencer Stuart, Los Angeles, California, were nominated by the Bank's board to run for the two nonmember independent director positions. Of the 332 institutions eligible to vote in the at-large election, 152 participated. For the two nonmember independent director positions, 6,759,047 votes were cast, of which Mr. Luikart received 3,417,137 votes (representing 34.73% of total eligible voting shares) and Mr. Wasley received 3,341,910 votes (representing 33.96% of total eligible voting shares). Mr. Luikart and Mr. Wasley were each elected.

Institutions eligible to vote in the 2017 California member director elections nominated ten candidates for the California member director positions to be filled in the 2017 California member director elections. Of these ten candidates, Marangal (Marito) Domingo, Chief Investment Officer and Chief Credit Officer, First Technology Federal Credit Union, Mountain View, California, and Joan C. Opp, President and Chief Executive Officer, Stanford Federal Credit Union, Palo Alto, California, received the most votes cast and were elected. Of the 280 institutions eligible to vote in the 2017 California member director election, 136 participated, casting a total of 9,916,293 votes, of which Mr. Domingo received 2,408,916 votes and Ms. Opp received 2,349,118 votes. The table below shows the number of votes that each candidate received in the 2017 election for the California member director positions:

Name	Member	Votes
Jeffrey K. Ball	President, Chief Executive Officer and Director, Friendly Hills Bank, Whittier, CA	1,512,576
Kimberly A. Box	Director, American River Bank, Sacramento, CA	336,803
Wayne-Kent A. Bradshaw	President and Chief Executive Officer, Broadway Federal Bank, F.S.B., Los Angeles, CA	325,372
Douglas J. Bystry	President and Chief Executive Officer, Clearinghouse Community Development Financial Institution, Lake Forest, CA	45,117
Marangal (Marito) Domingo	Chief Investment Officer and Chief Credit Officer, First Technology Federal Credit Union, Mountain View, CA	2,408,916
Pierre P. Habis	Managing Director, Head of Consumer Banking, MUFG Union Bank, N.A., San Francisco, CA	837,220
Joan C. Opp	President and Chief Executive Officer, Stanford Federal Credit Union, Palo Alto, CA	2,349,118
Michael D. Selfridge	Senior Executive Vice President, Chief Banking Officer, First Republic Bank, San Francisco, CA	710,493
Jeremiah Z. Smith	Senior Executive Vice President and Chief Operating Officer, First Northern Bank of Dixon, Dixon, CA	815,691
William R. Trezza	Chief Executive Officer, BAC Community Bank, Stockton, CA	574,987

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated November 24, 2017, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 24, 2017	By:	/s/ Suzanne Titus-Johnson
Suzanne Titus-Johnson Senior Vice President and General Counsel-Corporate Secretary